Exhibit 99.1

Update of 2019 Guidance Measures
Updating full year 2019 guidance measures previously disclosed on October 29, 2019; this update of 2019 guidance measures solely reflects adjustments for the impact of the transactions to restructure Xerox's relationship with FUJIFILM Holdings Corporation
On November 8, 2019, Xerox Holdings Corporation ("Xerox") announced it had completed a previously announced series of transactions to restructure its relationship with FUJIFILM Holdings Corporation.
On November 15, 2019, Xerox filed unaudited Pro Forma Condensed Consolidated Financial Statements that included unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2019, and for the years ended December 31, 2018, 2017 and 2016, which reflected Xerox's results of operations as if the sales of Xerox's indirect 25% equity interest in Fuji Xerox Co., Ltd. (“FX”), and of Xerox’s indirect 51% partnership interest in Xerox International Partners (“XIP”) (together, the “Transactions”), had occurred on January 1, 2016. Refer to Xerox's Form 8-K Report filed November 15, 2019 for additional information pertaining to the unaudited Pro Forma Condensed Consolidated Financial Statements.
In Xerox’s 2019 Annual Report on Form 10-K, we expect to report the Transactions noted above as a discontinued operation. The table below reflects the estimated impact of the Transactions on certain historical financial measures for the nine months ended September 30, 2019 and 2018 and full year 2018 as well as full year 2019 estimated guidance as a result of discontinued operations reporting and the impact from an OEM license entered into at the same time as the Transactions. The Post Transactions full year 2019 estimated guidance in the table below replaces the full year 2019 estimated guidance as of October 29, 2019.
Guidance Measures

	Pre Transactions		Post Transactions
		2019 Full Year Guidance	2019 Estimated		2018 Estimated
	Nine Months Ended September 30, 2019	As of October 29, 2019	Nine Months Ended September 30, 2019	Full Year Guidance(1)	Nine Months Ended September 30, 2018	Full Year
GAAP EPS(2)	$2.27	~$3.10 - $3.20	$1.63	~$2.50 - $2.60	$0.79	$1.17
Adjusted(3) EPS	$2.97	~$4.00 - $4.10	$2.25	~$3.30 - $3.40	$1.95	$2.88
Adjusted(3) Operating Margin	12.0%	~12.6% - 13.1%	11.8%	~13%	10.3%	11.3%
Free Cash Flow(3)	$847M	$1.1B - $1.2B	$795M	$1.1B - $1.2B	$624M	$987M
Revenue at CC	down 6.5%	down ~6%	down 5.8%	down ~5%	down 4.4%	down 4.9%
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(1)
Reflects the inclusion of the one-time benefit from an upfront license fee of $77 million, paid by FX to Xerox in Q4 2019 as part of the Transactions, to allow FX to OEM certain products (such as printer engines) to named parties that are existing customers of XIP on a worldwide basis.

(2)	GAAP EPS from continuing operations attributable to Xerox.

(3)	Adjusted Measures - See the "Non-GAAP Financial Measures" section.
CC Constant Currency - See "Non-GAAP Financial Measures" section.
These estimated measures do not include the impacts from any potential use of proceeds, other than interest earned on the short-term investment of cash proceeds from the Transactions, as no other specific uses have been determined at this stage.
Xerox believes that the estimated measures presented reflect adjustments that are consistent with the guidance for discontinued operations under U.S. GAAP. However, Xerox’s current estimates on a discontinued operations basis are estimates and preliminary and could change as the company finalizes discontinued operations accounting to be reported in its Annual Report on Form 10-K for the year ended December 31, 2019, and any such changes could be material.

Reconciliation of Financial Measures
The following is the reconciliation of Pre Transaction financial measures to Post Transactions financial measures:

	Estimated Nine Months Ended September 30, 2019
	GAAP EPS(1)	Adjusted(2) EPS	Adjusted(2) Operating Margin		Free Cash Flow(2)	Revenue CC Decline
Pre Transactions	$2.27	$2.97	12.0%		$847	down 6.5%
Adjustments:
XIP Operations	(0.08)	(0.08)	(0.2)	pts.	(19)	0.7	pts.
FX Equity Earnings/Dividends	(0.56)	(0.64)	—	pts.	(33)	—	pts.
Subtotal	(0.64)	(0.72)	(0.2)	pts.	(52)	0.7	pts.
Post Transactions	$1.63	$2.25	11.8%		$795	down 5.8%

	2019 Full Year Estimated Guidance
	GAAP EPS(1)	Adjusted(2) EPS	Adjusted(2) Operating Margin		Free Cash Flow(2)	Revenue CC Decline
Pre Transactions	~$3.10 - $3.20	~$4.00 - $4.10	~12.6% - 13.1%		$1.1B - $1.2B	down ~ 6%
Adjustments:
XIP Operations	(0.10)	(0.10)	(0.2)	pts.	(25)	0.8	pts.
OEM Licenses	0.25	0.25	0.7	pts.	77	0.7	pts.
FX Equity Earnings/Dividends	(0.75)	(0.85)	—	pts.	(70)	—	pts.
Other/Tax	—	—	—	pts.	(15)	—	pts.
Subtotal	(0.60)	(0.70)	0.5	pts.	(33)	1.5	pts.
Post Transactions	~$2.50 - $2.60	~$3.30 - $3.40	~ 13%		$1.1B - $1.2B	down ~ 5%
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(1)	GAAP EPS from continuing operations attributable to Xerox.

(2)	Adjusted Measures - See the "Non-GAAP Financial Measures" section.
CC Constant Currency (see "Non-GAAP Financial Measures" section).

Forward-Looking Statements
This presentation, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, "targeting", "projecting", "driving" and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; our ability to attract and retain key personnel; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; the exit of the United Kingdom from the European Union; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the shared services arrangements entered into by us as part of Project Own It; the effects of disruption caused by the transactions restructuring our relationship with Fujifilm Holdings Corporation, including Fujifilm’s purchase of our interest in Fuji XeroxCo., Ltd. and any subsequent potential termination or further modification of that relationship; the timing, impact and uncertainty of future acquisitions or divestitures; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox Corporation's 2018 Annual Report on Form 10-K, as well as in Xerox Corporation's and Xerox Holdings Corporation's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. These forward-looking statements speak only as of the date of this presentation or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP). We have discussed certain financial measures in this filing using the non-GAAP measures described below. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related income tax effects.
A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth below.
These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the company’s reported results prepared in accordance with GAAP.
Adjusted Earnings Measures

•	Net Income and Earnings per share (EPS)
The above measures were adjusted for the following items:

•
Restructuring and related costs: Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our transformation programs beyond those normally included in restructuring and asset impairment charges. Restructuring consists of costs primarily related to severance and benefits paid to employees pursuant to formal restructuring and workforce reduction plans. Asset impairment includes costs incurred for those assets sold, abandoned or made obsolete as a result of our restructuring actions, exiting from a business or other strategic business changes. Additional costs for our transformation programs are primarily related to the implementation of strategic actions and initiatives and include third-party professional service costs as well as one-time incremental costs. All of these costs can vary significantly in terms of amount and frequency based on the nature of the actions as well as the changing needs of the business. Accordingly, due to that significant variability, we will exclude these charges since we do not believe they provide meaningful insight into our current or past operating performance nor do we believe they are reflective of our expected future operating expenses as such charges are expected to yield future benefits and savings with respect to our operational performance.

•
Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•
Transaction and related costs, net: Transaction and related costs, net are expenses incurred in connection with Xerox's planned transaction with Fuji, which was terminated in May 2018, as well as costs and expenses related to the previously disclosed settlement agreement reached with certain shareholders and litigation related to the terminated transaction and other shareholder actions. These costs are considered incremental to our normal operating charges and were incurred or are expected to be incurred solely as a result of the planned combination transaction and the related shareholder settlement agreement and litigation. Accordingly, we are excluding these expenses from our Adjusted Earnings Measures in order to evaluate our performance on a comparable basis.

•
Non-service retirement-related costs: Our defined benefit pension and retiree health costs include several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets as well as those that are predominantly legacy in nature and related to employees who are no longer providing current service to the company (e.g. retirees and ex-employees). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains/losses and (v) the impacts of any plan settlements/curtailments. Accordingly, we consider these elements of our periodic retirement plan costs to be outside the operational performance of the business or legacy costs and not necessarily indicative of current or future cash flow requirements. This approach is consistent with the classification of these costs as non-operating in Other expenses, net. Adjusted earnings will continue to include the service cost elements of our retirement costs, which is related to current employee service as well as the cost of our defined contribution plans.

•
Restructuring and other charges - Fuji Xerox: We adjust our 25% share of Fuji Xerox’s net income for similar items noted above such as Restructuring and related costs and Transaction and related costs, net based on the same rationale discussed above.

•	Other discrete, unusual or infrequent items: We excluded the following items given their discrete, unusual or infrequent nature and their impact on our results for the period.

•	Contract termination costs - IT services.

•	Impacts associated with the Tax Cuts and Jobs Act (the "Tax Act") enacted in December 2017.
We believe the exclusion of these items allows investors to better understand and analyze the results for the period as compared to prior periods and expected future trends in our business.
Adjusted Operating Income/Margin
We calculate and utilize adjusted operating income and margin measures by adjusting our reported pre-tax income and margin amounts. In addition to the costs and expenses noted as adjustments for our Adjusted Earnings measures, adjusted operating income and margin also exclude the remaining amounts included in Other expenses, net, which are primarily non-financing interest expense and certain other non-operating costs and expenses. We exclude these amounts in order to evaluate our current and past operating performance and to better understand the expected future trends in our business.
Free Cash Flow
To better understand trends in our business, we believe that it is helpful to adjust operating cash flows by subtracting amounts related to capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of our ability to fund acquisitions, dividends and share repurchase.
Constant Currency
To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. dollars. We refer to this adjusted revenue as “constant currency.” This impact is calculated by translating current period activity in local currency using the comparable prior year period's currency translation rate. This impact is calculated for all countries where the functional currency is not the U.S. dollar. Management believes the constant currency measure provides investors an additional perspective on revenue trends. Currency impact can be determined as the difference between actual growth rates and constant currency growth rates.
Summary:
Management believes that all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.
A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Non-GAAP Guidance
Earnings per Share

	2019 Full Year Guidance		2019 Estimated
	As of October 29, 2019		Nine Months Ended September 30, 2019		Full Year 2019
(in millions, except per share amounts)	Net Income	EPS	Net Income	EPS	Net Income	EPS
Estimated - GAAP(1)	$740	~$3.10 - $3.20	$384	$1.63	$597	~$2.50 - $2.60
Adjustments:
Restructuring and related costs	225		176		225
Amortization of intangible assets	45		35		45
Transaction and related costs, net	8		8		8
Non-service retirement-related costs	40		21		40
Contract termination costs - IT services	(8)		(8)		(8)
Income tax on adjustments	(86)		(55)		(86)
Restructuring and other charges - FX	19		—		—
Tax Act	(31)		(31)		(31)
Adjusted	$952	~$4.00 - $4.10	$530	$2.25	$790	~$3.30 - $3.40
Dividends on preferred stock used in GAAP/adjusted EPS calculation(2)		$—		$—		$—
Weighted average shares for GAAP EPS(2)(4)		~ 235		236		~ 235
Weighted average shares for adjusted EPS(3)(4)		~ 235		236		~ 235

	2018 Estimated
	Nine Months Ended September 30, 2018		Full Year 2018
(in millions, except per share amounts)	Net Income	EPS	Net Income	EPS
Estimated - GAAP(1)	$214	$0.79	$309	$1.17
Adjustments:
Restructuring and related costs	90		157
Amortization of intangible assets	36		48
Transaction and related costs, net	63		68
Non-service retirement-related costs	83		150
Contract termination costs - IT services	—		43
Income tax on adjustments	(68)		(119)
Tax Act	95		89
Adjusted	$513	$1.95	$745	$2.88
Dividends on preferred stock used in GAAP EPS calculation(2)		$11		$14
Weighted average shares for GAAP EPS(2)		256		252
Weighted average shares for adjusted EPS(3)		263		259
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(1)	Net Income and EPS from continuing operations attributable to Xerox Holdings.

(2)
For those periods that exclude the preferred stock dividend, the average shares for the calculations of diluted EPS include 7 million shares associated with our Series A convertible preferred stock, as applicable.

(3)
Represents common shares outstanding as well as shares associated with our Series A convertible preferred stock plus potential dilutive common shares as used for the calculation of diluted earnings per share.

(4)	Full year 2019 weighted average share amounts are estimated.

Operating Income / Margin

	2019 Full Year Guidance
	As of October 29, 2019
(in millions)	Profit	Revenue	Margin
Estimated - GAAP(1)	$740	$9,050	~8.0% - 8.5%
Adjustments:
Restructuring and related costs	225
Amortization of intangible assets	45
Transaction and related costs, net	8
Other expenses, net	132
Adjusted	$1,150	$9,050	~12.6% - 13.1%

	2019 Estimated
	Nine Months Ended September 30, 2019			Full Year 2019
(in millions)	Profit	Revenue	Margin	Profit	Revenue(2)	Margin
Estimated - GAAP(1)	$486	$6,622	7.3%	$775	$9,030	~8.5%
Adjustments:
Restructuring and related costs	176			225
Amortization of intangible assets	35			45
Transaction and related costs, net	8			8
Other expenses, net	75			132
Adjusted	$780	$6,622	11.8%	$1,185	$9,030	~13%

	2018 Estimated
	Nine Months Ended September 30, 2018			Full Year 2018
(in millions)	Profit	Revenue	Margin	Profit	Revenue	Margin
Estimated - GAAP(1)	$424	$7,164	5.9%	$549	$9,662	5.7%
Adjustments:
Restructuring and related costs	90			157
Amortization of intangible assets	36			48
Transaction and related costs, net	63			68
Other expenses, net	127			270
Adjusted	$740	$7,164	10.3%	$1,092	$9,662	11.3%
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(1)	Pre-Tax Income and revenue from continuing operations.

(2)
Full year 2019 estimated revenue reflects a revenue decline at actual currency of approximately 6.5% from full year 2018 and includes an estimated full year negative impact from currency of approximately 1.5%.

Free Cash Flow

	2019 Full Year Guidance	2019 Estimated		2018 Estimated
(in millions)	As of October 29, 2019	Nine Months Ended September 30, 2019	Full Year	Nine Months Ended September 30, 2018	Full Year
Operating Cash Flow(1)	$1,175 - $1,275	$843	$1,175 - $1,275	$697	$1,077
Less: Capital expenditures	(75)	(48)	(75)	(73)	(90)
Free Cash Flow	$1,100 - $1,200	$795	$1,100 - $1,200	$624	$987
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(1)
Net cash provided by operating activities from continuing operations. Estimated amounts for 2019 and 2018 do not fully reflect potential adjustments in income taxes paid between continuing operations and discontinued operations as a result of intercompany tax sharing arrangements and therefore are subject to change.